UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

THE MAJESTIC STAR CASINO, LLC
THE MAJESTIC STAR CASINO CAPITAL CORP.
MAJESTIC STAR CASINO CAPITAL CORP. II
(Exact Name of Registrant as Specified in Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)

301 Fremont Street, 12th Floor
Las Vegas, Nevada 89101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Engagement of Financial Advisor

The Majestic Star Casino, LLC (the “Company”) today announced that it has engaged Goldman, Sachs & Co. (“Goldman Sachs”) to act as a financial advisor.  In conjunction with XRoads Solutions Group, LLC, Goldman Sachs will assist the Company with its evaluation of financial and strategic alternatives.  These alternatives may include a recapitalization, refinancing, restructuring or reorganization of the Company’s obligations or a sale of some or all of its assets.

There can be no assurance that this evaluation will result in any specific transaction that achieves the aforementioned objectives, or as to the timing or terms of any such transaction.  The Company does not expect to disclose further developments regarding its exploration of financial and strategic alternatives until such review has been terminated or the Board has approved a specific transaction or alternative.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99	Press release dated November 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2008		THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett
Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer

 EXHIBIT INDEX

Number                                 Description

99	Press release dated November 17, 2008.